Exhibit 10(i)(3)

AMENDMENT TO THE

AMENDED AND RESTATED SEVERANCE LETTER AGREEMENT

PROVIDING CERTAIN BENEFITS UPON TERMINATION OF EMPLOYMENT

FOLLOWING A CHANGE IN CONTROL

WHEREAS, Xerox Corporation (the “Company”) has adopted the Amended and Restated Severance Letter Agreement Providing Certain Benefits Upon Termination of Employment Following a Change In Control (the “Agreement”), and

WHEREAS, The Chief Executive Officer of Xerox Corporation, or her delegate, may amend the Agreement as she in her sole discretion deems necessary or appropriate to comply with Section 409A of the Internal Revenue Code and guidance thereunder, and

WHEREAS, the Company desires to amend the Agreement,

NOW, THEREFORE, the Agreement is amended by adding at the end of Section 8 the following sentence:

“No offset or reduction of amounts under this Agreement shall be permitted to the extent it results in a prohibited substitution under Code section 409A and regulations thereunder.”

The foregoing Amendment is effective as of the effective date of the Agreement. In all other respects, the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 17th day of December, 2008.

XEROX CORPORATION

By	/s/ PATRICIA M. NAZEMETZ
Vice President